UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cleveland-Cliffs Inc published a news release on November 6, 2007 as follows:

Cleveland-Cliffs Announces Management Changes

Duke Vetor Promoted to Senior Vice President – North American Coal

David Blake Promoted to Vice President, Operations – North American Iron Ore

CLEVELAND—Nov. 6, 2007—Cleveland-Cliffs Inc (NYSE: CLF) today announced the promotions of Duke Vetor to the position of senior vice president – North American Coal and David Blake to the position of vice president, operations – North American Iron Ore. The appointments come as part of Cliffs’ continuing integration of PinnOak Resources, Inc., which the Company acquired at the end of July. Ronald Stovash, president and CEO of PinnOak Resources, will be leaving the company to pursue other opportunities.

In his new role, which is effective immediately, Vetor is responsible for PinnOak’s corporate offices in Canonsburg, Pa., the Pinnacle Complex in West Virginia and Oak Grove mine in Alabama. He previously served as Cliffs’ vice president, operations – North American Iron Ore, a position he had held since July 2006. Vetor has nearly 30 years’ experience in operational roles at mines, both with Cliffs and Rio Tinto, where he was most recently vice president of operations at Diavik Diamond Mines in Canada.

Blake, in his new capacity, will head Cliffs’ operating activities at the Company’s six North American Iron Ore mines. He previously served as general manager, Michigan operations, and had responsibility for the Empire and Tilden mines, as well as Cliffs’ LS&I Railroad.

Joseph A. Carrabba, Cliffs’ chairman, president and chief executive officer, commented, "Duke and David both have the requisite operational expertise and experience implementing business improvement initiatives to serve our North American business well. Each has an established track record of quickly achieving operating goals and I look forward to their continuing contributions."

Vetor and Blake will report to Donald Gallagher, Cliffs’ President, North American business unit.

To be added to Cleveland-Cliffs’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is an international mining company, the largest producer of iron ore pellets in North America and a major supplier of metallurgical coal to the global steelmaking industry. The Company operates six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cliffs also owns 80 percent of Portman Limited, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, the Company has a 30 percent interest in the Amapá Project, a Brazilian iron ore project, and a 45 percent economic interest in the Sonoma Project, an Australian coking and thermal coal project.

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report and Reports on Form 10-K and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.
News releases and other information on the Company are available on the Internet at:
http://www.cleveland-cliffs.com

SOURCE: Cleveland-Cliffs Inc

CONTACT:
Steve Baisden
Director, Investor Relations
and Corporate Communications
(216) 694-5280
srbaisden@cleveland-cliffs.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

November 7, 2007	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary